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                                                                   EXHIBIT 5


                  Opinion of Kaplan, Strangis and Kaplan, P.A.

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                                  [LETTERHEAD]



                                 April 24, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C.  20549

     Re:  TCF Financial Corporation
          Form S-4 Registration Statement (the "Registration Statement") in connection with the Agreement and Plan of Reorganization dated February 28, 1997 with Winthrop Resources Corporation

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering up to 7,050,000 shares of common stock, par value $.01 (the "Common Stock"), reserved for issuance in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated February 28, 1997 between the Company and Winthrop Resources Corporation (the "Merger Agreement").

     We have acted as counsel to the Company and, as such, have examined the Company's Certificate of Incorporation (including amendments thereto), Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Merger Agreement as contemplated by the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

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April 24, 1997
Page 3

      2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

     3. The 7,050,000 shares of Common Stock proposed to be issued pursuant to the Merger Agreement described in the Registration Statement will, when issued, be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration
Statement.

                                       Sincerely,

                                       KAPLAN, STRANGIS AND KAPLAN, P.A.



                                       By /s/ Bruce J. Parker
                                          -------------------------------------
                                          Bruce J. Parker

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                                                                   EXHIBIT 5.1

                  Opinion of Kaplan, Strangis and Kaplan, P.A.